Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-124721) pertaining to the BlueLinx Holdings Inc. Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-134612) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan, and

(3)	Registration Statement (Form S-8 No. 333-151529) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan;

(4)	Registration Statement (Form S-3 No. 333-176131) of BlueLinx Holdings Inc.,

(5)	Registration Statement (Form S-8 No. 333-176130) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan,

of our reports dated February 27, 2012, with respect to the consolidated financial statements of BlueLinx Holdings Inc. and subsidiaries and the effectiveness of internal control over financial reporting of BlueLinx Holdings Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Atlanta, Georgia

February 27, 2012